UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 13, 2006
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware	0001-338613	16-1731691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Pacific, Suite 2900
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 750-1771
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 7.01 Regulation FD Material
Item 9.01 Financial Statements, Pro Forma Financial Information, and Exhibits
SIGNATURES
EXHIBIT INDEX
Press Release
Slide Presentation

Item 1.01 Entry Into a Material Definitive Agreement.
     On July 12,, 2006, Regency Energy Partners LP (the “Partnership”) and its wholly-owned subsidiary, Regency Gas Services LP (“Regency Gas Services”), entered into a definitive Contribution Agreement (the “Contribution Agreement”) with HMTF Gas Partners II, L.P. (“HMTF Gas Partners”), an affiliate of HM Capital Partners LLC (“HM Capital Partners”), pursuant to which Regency Gas Services has agreed to acquire all the outstanding equity of TexStar Field Services, L.P. and its general partner, TexStar GP, LLC (together, “TexStar”) from HMTF Gas Partners (the “Acquisition”). TexStar owns and operates natural gas gathering, treating and processing assets located in South and East Texas.
     The Partnership will pay approximately $350 million for TexStar comprised of (1) $265 million for TexStar’s current operations (the “Base Acquisition”) and (2) $85 million if TexStar completes its pending acquisition of a gas treating facility and related gathering system in East Texas (the “Pending Acquisition”). The purchase price for the Base Acquisition will be paid by (1) the issuance of 5,173,189 Class B Common Units of the Partnership to HMTF Gas Partners and (2) the payment of $150 million in cash less TexStar’s outstanding bank debt. This cash payment will be financed out of the proceeds of the Partnership’s bank credit facility discussed below. The purchase price relating to the Pending Acquisition will be paid in cash and financed through bank debt. If the Pending Acquisition is completed prior to the Base Acquisition, the Partnership will assume and refinance the related bank debt through its bank credit facility when it completes the Base Acquisition; if the Base Acquisition is completed prior to the Pending Acquisition , the Partnership will fund the purchase price directly through its bank credit facility. All amounts paid are subject to customary adjustments at closing, and under certain circumstances, the purchase price for Base Acquisition may be reduced by $10 million.
     The Class B Common Units issuable in the Acquisition will not be entitled to participate in distributions on the Partnership’s Common Units, but will be convertible into Common Units on a one-for-one basis after the record date for the Partnership’s cash distribution for the fourth quarter of 2006 or, if the Pending Acquisition is not consummated, the first quarter of 2007.
     In connection with the Acquisition, BlackBrush Oil & Gas, L.P. (“BlackBrush”), an affiliate of TexStar that will be retained by HMTF Gas Partners and is not part of the Acquisition, will prior to the closing enter into an agreement providing for the long term dedication to TexStar of the production from its leases.
     Because the Acquisition is a transaction between commonly controlled entities, Regency Gas Services will be required to use the pooling of interest method of accounting. Under pooling of interest accounting, the Acquisition will reflect historical balance sheet data for both the Partnership and TexStar instead of reflecting the fair market value of TexStar’s assets and liabilities. Further, as a result of pooling of interest accounting, certain transaction costs that would normally be capitalized will be expensed at the time of the Acquisition.
     Regency Gas Services has received a bank facility commitment (the “Bank Facility Commitment”) from UBS Securities LLC, Wachovia Bank, National Association, and Citicorp USA, Inc. to provide a credit facility in the amount of $850 million to be used to fund the cash portion of the consideration for the Base Acquisition, to refinance the debt assumed in connection with the Pending Acquisition, to refinance bank debt currently outstanding of $400 million and to provide an expanded revolving credit facility.
     The parties have made customary representations, warranties, covenants and agreements in the Contribution Agreement.
     Completion of the Acquisition is subject to various customary closing conditions, including (1) receipt of antitrust clearance and required third-party consents, (2) consummation of the debt financing contemplated by the Bank Facility Commitment and (3) the absence of any event that has or could reasonably be expected to have a material adverse effect on TexStar or the Partnership.

     The Contribution Agreement is subject to termination: (1) by mutual agreement of the parties, (2) by either party, if the Acquisition has not been completed by September 5, 2006, subject to extension by either party to October 5, 2006 if antitrust clearance has not been obtained by September 5, 2006, (3) by either party, if the other party has (subject to the right to cure) breached any representation, warranty or covenant such that a closing condition would not be satisfied, (4) by the Partnership, if any event occurs that has or could reasonably be expected to have a material adverse effect on TexStar, and (5) by HMTF Gas Partners, if any event occurs that has or could reasonably be expected to have a material adverse effect on the Partnership.
     Hicks Muse Equity Fund V, L.P. (“Fund V”) and its affiliates own indirectly approximately 53% of the limited partner units, and, through HM Capital Partners, controls, Regency GP LP, the general partner of the Partnership (the “General Partner”). Fund V also indirectly owns approximately 95% of, and, through HM Capital Partners, controls HMTF Gas Partners. These affiliations created a conflict of interest in the General Partner. In recognition of that conflict, the board of directors of Regency GP LLC, the general partner of the General Partner, submitted the proposed Acquisition for resolution of the conflict to the Conflicts Committee of the board of directors, a committee of independent directors. Acting pursuant to provisions of the partnership agreement of the Partnership, the Conflicts Committee reviewed the transaction and, with the assistance of independent financial and legal advisors, determined that the transaction was fair to the Partnership, approved the transaction and recommended approval of the transaction by the full board of directors. In that regard, the Conflicts Committee received an opinion from Merrill Lynch & Co. that the purchase price to be paid by the Partnership to HMTF Gas Partners is fair, from a financial point of view, to the Partnership. After receiving the approval and the recommendation of the Conflicts Committee, the board of directors approved the Acquisition
Item 7.01  Regulation FD Material.
     On July 13, 2006, Regency issued a press release announcing the execution and delivery of the Contribution Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference. A copy of the slide presentation referred to in the press release is filed as Exhibit 99.2 hereto and incorporated herein by reference.
Item 9.01  Financial Statements, Pro Forma Financial Information, and Exhibits

Exhibit
Number	Description
99.1	Press Release, dated July 13, 2006.*

99.2	Slide Presentation to be utilized during the July 13, 2006 public conference call and webcast.*

*	Furnished herewith

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP
By:	/s/ William E. Joor III
William E. Joor III
Executive Vice President Chief Legal and Administrative Officer and Secretary

Date: July 13, 2006

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated July 13, 2006.*

99.2	Slide Presentation to be utilized during the July 13, 2006 public conference call and webcast.*

*	Furnished herewith